                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)      August 30, 1999
                                                ----------------------------

                               Hooper Holmes, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    New York
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                  1-9972                               22-1659359
--------------------------------------------------------------------------------
         (Commission File Number)            (IRS Employer Identification No.)

                   170 Mt. Airy Road, Basking Ridge, NJ       07920
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)           (Zip Code)

                                 (908) 766-5000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                      None
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                                    FORM 8-K


Item 5.  Other Events

     On August 30, 1999, the Company announced that it had entered into a definitive agreement to purchase the assets of Paramedical Services of America, Inc. ("PSA"), the Atlanta based paramedical examination subsidiary of Pediatric Services of America, Inc. ("PSAI"). PSA provides paramedical examinations through more than 200 locations throughout the United States.

     The purchase price is expected to be between $85 million and $95 million, and is subject to certain adjustments. The Company expects to initially finance the purchase price with existing cash and bank borrowings. The transaction is expected to close late in 1999, subject to certain regulatory approvals and other customary closing conditions.



Item 7.  Financial Statements and Exhibits

         (C) Exhibits included herein:

             (99.1)  Press Release dated August 31, 1999

             (99.2)  Asset Purchase Agreement

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         HOOPER HOLMES, INC.



         Date:  September 17, 1999       By:  /s/ Robert William Jewett
                                            ------------------------------------
                                              Robert William Jewett
                                              Senior Vice President,
                                              General Counsel & Secretary